SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

ACADIA Pharmaceuticals Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ACADIA PHARMACEUTICALS INC.

3911 Sorrento Valley Boulevard

San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of ACADIA Pharmaceuticals Inc., a Delaware corporation (“ACADIA” or the “Company”). The meeting will be held on June 11, 2010 at 8:00 a.m. local time at the offices of Cooley Godward Kronish, LLP, 4401 Eastgate Mall, San Diego, California 92121 for the following purposes:

1.	To elect two Class III directors named herein to hold office until our 2013 Annual Meeting of Stockholders.

2.	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

3.	To approve the Company’s 2010 Equity Incentive Plan.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this notice.

The record date for the annual meeting is April 13, 2010. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 11, 2010 at 8:00 a.m. local time at the offices of Cooley Godward Kronish, LLP,

4401 Eastgate Mall, San Diego, California 92121.

The proxy statement and annual report to stockholders

are available at http://ir.acadia-pharm.com.

By Order of the Board of Directors

Glenn F. Baity Vice President, General Counsel, and Secretary

San Diego, California

April 27, 2010

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as described in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ACADIA PHARMACEUTICALS INC.

3911 Sorrento Valley Boulevard

San Diego, California 92121

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 11, 2010

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of ACADIA is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending the Notice to certain of our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 27, 2010 to all stockholders of record entitled to vote at the annual meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 7, 2010.

How do I attend the annual meeting?

The meeting will be held on Friday, June 11, 2010, at 8:00 a.m. local time at the offices of Cooley Godward Kronish, LLP, 4401 Eastgate Mall, San Diego, California 92121. Information on how to vote in person at the annual meeting is discussed below.

For directions to the Annual Meeting, please visit the following web address: http://maps.google.com/maps?f=q&source=s_q&hl=en&geocode=&q=4401+Eastgate+Mall,+San+Diego,+CA+92121-1909

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 13, 2010 will be entitled to vote at the annual meeting. On this record date, there were 38,336,171 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 13, 2010 your shares were registered directly in your name with ACADIA’s transfer agent, The Bank of New York Mellon Corporation, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 13, 2010 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of two Class III directors, Laura Brege and Leslie Iversen, to hold office until our 2013 Annual Meeting of Stockholders;

•	Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

•	Approval of the Company’s 2010 Equity Incentive Plan.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the 2010 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using the proxy card that you may request or that we may elect to deliver. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 10, 2010 to be counted.

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To vote through the internet, go to http://www.proxyvoting.com/acad to complete an electronic proxy card. You will be asked to provide the company number and control number from your Notice or the proxy card that we may deliver. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 10, 2010 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from ACADIA. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 13, 2010.

What if I return a proxy card, or otherwise vote, but do not make specific choices?

If you return a signed and dated proxy card, or otherwise vote, without marking voting selections, your shares will be voted “For” the election of each of the two nominees for director, “For” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and “For” approval of the 2010 Equity Incentive Plan, as applicable. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice or set of proxy materials, your shares are registered in more than one name or in different accounts. Please follow the voting instructions on the Notices or sets of proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to ACADIA’s Secretary at 3911 Sorrento Valley Boulevard, San Diego, California 92121.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 28, 2010, to Glenn F. Baity, Secretary, ACADIA Pharmaceuticals Inc., 3911 Sorrento Valley Boulevard, San Diego, California 92121. If you wish to submit a proposal that is not to be included in next year’s proxy materials, your proposal generally must be submitted in writing to the same address no later than March 13, 2011 but no earlier than February 11, 2011. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals and, for the first time, under a new amendment to the NYSE rules, elections of directors.

How many votes are needed to approve each proposal?

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For the election of directors, the two nominees receiving the most “For” votes from the holders of the shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 must receive a “For” vote from the majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, the approval of the 2010 Equity Incentive Plan must receive a “For” vote from the majority of the shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy. On the record date, there were 38,336,171 shares outstanding and entitled to vote. Thus, the holders of 19,168,086 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be reported in a Current Report on Form 8-K, which we plan to file within four business days of the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8 K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, Form 10-K and annual report to stockholders are available at http://ir.acadia-pharm.com.

PROPOSAL 1

ELECTION OF DIRECTORS

ACADIA’s Board of Directors is divided into three classes. Each class consists of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is elected and qualified.

The Board of Directors presently has eight members, with one vacancy; however, there will be an additional vacancy on May 1, 2010, following the effective date of the previously reported resignation of Dr. Alan Walton. There are two directors in Class III, whose term of office expires in 2010. Stockholders may not vote for a greater number of nominees than two. The two nominees for Class III directors are Laura Brege and Leslie Iversen, Ph.D. Each of the nominees is currently a Class III director. Dr. Iversen was elected by our stockholders at our 2007 Annual Meeting of Stockholders and Ms. Brege was elected by the Board in May 2008 to fill a vacancy following the resignation of a Board member. If elected at the annual meeting, each of these nominees would serve until the 2013 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The terms of the directors in Classes I and II expire at our 2011 and 2012 Annual Meetings of Stockholders, respectively. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. Eight of our nine then-current directors attended the 2009 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares that would have been voted for that nominee instead will be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

The following table sets forth information as of May 1, 2010 for our directors and executive officers:

Name	Age	Position
Leslie L. Iversen, Ph.D.	72	Chairman of the Board and Director
Michael Borer	51	Director
Laura Brege	52	Director
Mary Ann Gray, Ph.D.	57	Director
Uli Hacksell, Ph.D.	59	Chief Executive Officer, President, and Director
Lester J. Kaplan, Ph.D.	59	Director
Torsten Rasmussen	65	Director
Thomas H. Aasen	49	Executive Vice President, Chief Financial Officer, Chief Business Officer, and Treasurer
Glenn F. Baity	40	Vice President, General Counsel, and Secretary
Roger M. Mills, M.D.	52	Executive Vice President, Development

The Nominating and Corporate Governance Committee (the “NCG Committee”) seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the NCG Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, as well as the Company’s current needs and future needs, with the goal of having Board members who complement and strengthen the skills of each other through diversity and who also exhibit qualities that the NCG Committee views as critical to effective functioning of the Board, including sound judgment, collegiality, and integrity. The following is a brief biography of each nominee and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the NCG Committee to recommend that person to continue to serve on the Board.

Nominees for Election for a Three-year Term Expiring at the 2013 Annual Meeting

Laura Brege has served as a director of our company since May 2008. Ms. Brege is Executive Vice President and Chief Operating Officer of Onyx Pharmaceuticals, Inc., a biopharmaceutical company, where she is responsible for sales and marketing, medical affairs, legal, and compliance functions. She joined Onyx in June 2006 as Executive Vice President and Chief Business Officer and was promoted to her current position in October 2007. Before joining Onyx, Ms. Brege was a general partner at Red Rock Capital Management, a venture capital firm specializing in early stage financing for technology companies, since 1999. Prior to Red Rock, she was the Senior Vice President and Chief Financial Officer at COR Therapeutics. Earlier in her career, Ms. Brege served as Vice President and Chief Financial Officer at Flextronics and Vice President and Treasurer of The Cooper Companies. The Nominating and Corporate Governance Committee believes that Ms. Brege’s industry background, including her extensive experience as an officer of public companies in the biotechnology industry, position her to make an effective contribution to the Board and the Audit Committee. In addition, her past financial experience and current knowledge of financing trends are extremely valuable to the Board when considering financing strategies for the Company. Ms. Brege earned her undergraduate degree from Ohio University and has an M.B.A. from the University of Chicago. Ms. Brege also serves on the boards of Angiotech Pharmaceuticals, Inc. and The Ohio University Foundation.

Leslie L. Iversen, Ph.D. has been the Chairman of our Board of Directors since December 2000. He has served as a director since 1998. He also was a founding member of our Scientific Advisory Board. Dr. Iversen is currently a Professor of Pharmacology at University of Oxford, England, where he has taught since 1995. He was previously a Professor of Pharmacology at King’s College, London where he was Director of the Wolfson Centre for Age Related Diseases from 1999 until 2004. Dr. Iversen is internationally recognized for his fundamental contributions to the understanding of neurotransmission. Dr. Iversen served as Vice President of Neuroscience Research, Merck Research Laboratories and Director of the Neuroscience Research Center of Merck Research Laboratories in the UK. He was formerly Director of the Medical Research Council Neurochemical Pharmacology Unit in Cambridge. More recently, Dr. Iversen founded and serves as a director of Panos Therapeutics Ltd. The NCG Committee believes that Dr. Iversen’s long tenure as Board Chairman positions him to contribute to the Board his extensive knowledge of the Company and to provide Board continuity. In addition, the NCG Committee believes that his scientific expertise, industry background and prior experience all position him to make an effective contribution to the scientific understanding of the Board. Dr. Iversen is the recipient of numerous awards, including Fellow of the Royal Society of London and Foreign Associate Member of the National Academy of Sciences in the United States. Dr. Iversen received a Ph.D. and B.A. from the University of Cambridge.

The following is a brief biography, and a discussion of the specific experience, qualifications, attributes or skills of each director whose term will continue after the annual meeting.

Directors Continuing in Office Until the 2011 Annual Meeting

Michael Borer has served as a director of our company since September 2005. Mr. Borer served as Chief Executive Officer and President of Xcel Pharmaceuticals, Inc., a specialty pharmaceutical company focused on prescription products that treat disorders of the central nervous system, until the sale of the company to Valeant Pharmaceuticals International in early 2005. Prior to founding Xcel in early 2001, Mr. Borer served as Senior Vice President and Chief Financial Officer of Dura Pharmaceuticals, Inc. and held other management positions there from 1994 through 2000. Prior to Dura, Mr. Borer spent 12 years in public accounting with Deloitte & Touche in its audit services group. The NCG Committee believes that Mr. Borer’s industry background, including his experience as chief executive officer and other executive officer positions of public companies in the biotechnology industry, position him to make an effective contribution to the Board. In addition, his public accounting experience and past financial officer positions are very valuable to fulfilling the Audit Committee’s responsibilities. He holds a bachelor’s degree in accounting from San Diego State University.

Mary Ann Gray, Ph.D. has served as a director of our company since April 2005. Currently, Dr. Gray is President of Gray Strategic Advisors, LLC, a company which she started in 2003 and which provides strategic consulting services to the biotechnology industry. Dr. Gray also serves on the boards of directors of Dyax Corp. and Apthera Inc., a privately held company. During the past five years, Dr. Gray also served on the board of directors for each of GTC Biotherapeutics Inc. and Telik, Inc., each a public company. From 1999 to 2003, Dr. Gray was Senior Analyst and Portfolio Manager for the Federated Kaufmann Fund. Prior to 1999, Dr. Gray led biotechnology equity research groups at Raymond James & Associates, Warburg Dillon Read and Kidder Peabody for an aggregate of nine years. The NCG Committee believes that Dr. Gray’s scientific background, financial industry experience and public board experience make her a valuable contributor to Board discussions. In addition, her extensive experience on other audit committees makes her well qualified to chair our Audit Committee. Dr. Gray holds a Ph.D. degree in pharmacology from the University of Vermont where she focused on novel chemotherapeutic agents for the treatment of cancer.

Lester J. Kaplan, Ph.D. has served as a director of our company since November 1997. Dr. Kaplan was Executive Vice President and President, Research and Development, at Allergan, Inc. from November 2003 to April 2004. Dr. Kaplan joined Allergan in 1983 and, prior to being appointed to Executive Vice President, was Corporate Vice President, Research and Development and Global BOTOX from June 1998 to November 2003. Dr. Kaplan was elected to Allergan’s board of directors in 1994 and served in that capacity until April 2004. Dr. Kaplan is Executive Chairman of the Board of Aciex Therapeutics Inc., Chairman of the Board of Altheos, Inc., and a member of the Board of The National Neurovision Research Institute. He serves on the Scientific Advisory Board of Bay City Capital. The NCG Committee believes that Dr. Kaplan’s long tenure as a board member and chair of our Compensation Committee allows him to contribute his extensive knowledge of the Company and to provide Board and compensation continuity. In addition, the NCG Committee believes that his research and development expertise and venture capital background position him to make an effective contribution to the Board’s evaluation of strategic and financial alternatives. In particular, as the Company undertakes additional clinical trials in Phase II and Phase III for its lead compound, Dr. Kaplan’s prior experience with clinical trials and other development activities provide invaluable insight for the Board. Dr. Kaplan received a M.S. and Ph.D. in organic chemistry from the University of California, Los Angeles.

Directors Continuing in Office Until the 2012 Annual Meeting

Uli Hacksell, Ph.D. has served as our Chief Executive Officer since September 2000 and as a director of our company since October 2000. From February 1999 to September 2000, he served as our Executive Vice President of Drug Discovery. From August 1991 to February 1999, Dr. Hacksell held various senior executive positions at Astra, a pharmaceutical company, including Vice President of Drug Discovery and Technology as well as President of Astra Draco, one of Astra’s largest research and development subsidiaries, where he directed an organization of more than 1,100 employees. From August 1991 to May 1994, he served as Vice President of CNS Preclinical R&D at Astra Arcus, another subsidiary. Earlier in his career, Dr. Hacksell held the positions of Professor of Organic Chemistry and Department Chairman at Uppsala University in Sweden and also served as Chairman and Vice Chairman of the European Federation of Medicinal Chemistry. He currently serves on the board of directors of SLS Invest AB. The NCG Committee believes that Dr. Hacksell’s extensive experience with the Company, which are a consequence of his long tenure as Chief Executive Officer and director, bring necessary historic knowledge and continuity to the Board. The NCG Committee also believes that Dr. Hacksell brings to the board substantial leadership skills and scientific background that are helpful in Board discussions for determining the course forward for the Company. Dr. Hacksell received a Master of Pharmacy and a Ph.D. in Medicinal Chemistry from Uppsala University.

Torsten Rasmussen has served as a director of our company since April 1998. Mr. Rasmussen has been President and Chief Executive Officer of Morgan Management ApS, a management advisory and consulting company, since 1997. Prior to founding Morgan Management in 1997, Mr. Rasmussen had held the position of Executive Vice President, Operations at the LEGO Group (LEGO A/S) in Denmark since 1981. He currently serves as a board member in the capacity of chairman, deputy chairman or ordinary board member of a number of Danish companies of which the following are quoted on the Danish Stock Exchange: Coloplast A/S, TK Development A/S, Vestas Wind Systems A/S, and A/S Det Oestasiatiske Kompagni. The NCG Committee believes that Mr. Rasmussen’s extensive experience with international business will be increasingly valuable to the Board as the Company seeks opportunities outside of North America for its lead compound. In addition, the NCG Committee believes that Mr. Rasmussen’s tenure with the Board, brings valuable historic knowledge and continuity to the Board and the committees on which he sits. Mr. Rasmussen holds an M.B.A. from IMD in Lausanne, Switzerland.

Set forth below is biographical information for each of our executive officers who is not a director:

Thomas H. Aasen is our Executive Vice President, Chief Financial Officer, Chief Business Officer, and Treasurer and has been with the Company since April 1998. Prior to joining us Mr. Aasen held financial management positions at several publically traded life sciences companies, including Senior Director of Finance and Administration at Axys Pharmaceuticals, formerly called Sequana Therapeutics, Director of Finance at Genta, Inc., and Director of Accounting at Gen-Probe, Inc. Earlier in his career, Mr. Aasen held various positions in public accounting at KPMG Peat Marwick, including Audit Manager. He has over 25 years of professional finance and accounting experience focused primarily on the life sciences industry. Mr. Aasen received a B.S. degree with honors from San Diego State University and is a Certified Public Accountant.

Glenn F. Baity is our Vice President, General Counsel, and Secretary and has been with the Company since July 2004. From February 2000 until joining us, Mr. Baity was a senior associate at Cooley Godward Kronish, LLP in their San Diego office, working with a variety of public and private companies on transactional matters, including M&A, financings, compensation and equity matters, and corporate governance. From January 1997 to January 2000, Mr. Baity was an associate in the San Francisco office of Brown & Wood LLP (now Sidley Austin LLP) working primarily on public financings for established companies while representing bulge bracket underwriters, such as Goldman Sachs, Merrill Lynch and Morgan Stanley. Mr. Baity received a J.D. degree from the University of California, Los Angeles and received a B.A. from the University of California, Berkeley.

Roger M. Mills, M.D. has served as our Executive Vice President, Development since June 2006. Prior to joining us, Dr. Mills held the position of Vice President, Development at Pfizer Global R&D, a division of Pfizer Inc., which is global pharmaceutical company, for a five-year period. In this capacity, he was responsible for the management and direction of drug development activities at the Pfizer campus in La Jolla, California, and played a key role in the development of Sutent®, a new multikinase inhibitor for patients with advanced renal cell carcinoma and gastrointestinal stromal tumors. Prior to joining Pfizer, Dr. Mills held senior clinical management positions at Gilead Sciences, where he served as project leader in the development of Tamiflu®, a leading treatment for influenza, and at Abbott Laboratories, where he played an important role in the development of antiviral drugs. Earlier in his career, he held several senior positions at the Wellcome Foundation, including Scientific Advisor for Group Marketing and Therapeutic Area Head, Cardiovascular Marketing. Dr. Mills received his medical degree at the Charing Cross Hospital Medical School in London and his specialized medical training at the Royal College of General Practitioners in London.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent”, as affirmatively determined by the board of directors. Our Board of Directors consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent”, including those set forth in the applicable NASDAQ listing standards (including as independence is currently defined in Rule 5605(a)(2) of those listing standards).

Consistent with these considerations, after review of all identified relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of our directors are independent directors within the meaning of the applicable NASDAQ listing standards, except for Dr. Hacksell, our Chief Executive Officer.

Our independent directors meet quarterly in regularly scheduled executive sessions at which only non-employee directors are present and which are presided over by the Chairman of the Board. All of the committees of our Board of Directors are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable NASDAQ listing standards.

BOARD LEADERSHIP STRUCTURE

The Board of Directors of the Company has an independent chair, Dr. Iversen, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. The Company believes that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, the Company believes that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and its stockholders. As a result, the Company believes that having an independent Board Chairman can enhance the effectiveness of the Board as a whole.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s functions is risk oversight for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Compensation Committee is responsible for overseeing the Company’s executive compensation plans and arrangements and assessing whether any of our compensation policies or procedures have the potential to encourage excessive risk-taking. The Audit Committee oversees management of financial risks. The Audit Committee also monitors compliance with legal and regulatory requirements related to our finances. The Nominating and Corporate Governance Committee manages risks associated with corporate governance, including the independence of the Board and potential conflicts of interest. Typically, the applicable Board committees discuss the applicable risk oversight at least annually at one of the regularly scheduled meetings for that committee with the relevant employees. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports and reports from management about such risks.

Meetings of the Board of Directors

The Board of Directors met ten times during the last fiscal year, including six special telephonic meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members.

Information Regarding Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2009:

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Gordon Binder(1)	X
Michael Borer	X
Laura Brege(1)	X
Mary Ann Gray	X	*
Uli Hacksell
Leslie Iverson
Lester J. Kaplan			X	*	X
Torsten Rasmussen			X		X
Alan G. Walton			X		X	*
Meetings in fiscal 2009	7		5		3

*	Committee Chair
(1)	Mr. Binder resigned from the Board and the Audit Committee, effective July 23, 2009. Ms. Brege was appointed to the Audit Committee on July 28, 2009 to fill the vacancy.

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. The Board of Directors has determined that each member of such committees meets the applicable NASDAQ rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors is composed of three independent directors and was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. The Audit Committee operates pursuant to a written charter that is available on our website at http://www.acadia-pharm.com. The functions of the Audit Committee include, among other things:

•	reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services,

•	reviewing our annual and quarterly results, financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management,

•

reviewing and discussing with our independent registered public accounting firm and management, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the scope, adequacy and effectiveness of our internal control over financial reporting,

•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal auditing controls or auditing matters,

•	establishing procedures for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and

•	reviewing and approving any transaction with a related person that must by disclosed by us.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in the applicable NASDAQ listing standards). Our Board of Directors has determined that Ms. Brege qualifies as an “audit committee financial expert,” as defined in applicable Securities and Exchange Commission (“SEC”) rules. The Board made a qualitative assessment of Ms. Brege’s level of knowledge and experience based on a number of factors, including her formal education, prior experience and business acumen.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its charter, which is available on our website at http://www.acadia-pharm.com. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with our management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent accountants the independent accountants’ independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. The Audit Committee also has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and is seeking ratification of such selection by the stockholders.

The foregoing report has been furnished by the Audit Committee.

Mary Ann Gray, Committee Chair

Michael Borer

Laura Brege

Compensation Committee

The Compensation Committee is composed of three directors and all members of the Compensation Committee are independent. The Compensation Committee operates pursuant to a written charter that is available on our website at http://www.acadia-pharm.com. The functions of the Compensation Committee include, among other things:

•

determining the compensation and other terms of employment of our executive officers and reviewing and suggesting corporate performance goals and objectives relevant to such compensation, which shall support and reinforce our long-term strategic goals,

•	recommending to our Board of Directors the type and amount of compensation to be paid or awarded to non-employee directors for their service on our Board of Directors and its committees,

•

evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification, administration or termination of existing plans and programs,

•	establishing policies with respect to equity compensation arrangements, and

•

reviewing the terms of any employment agreements, severance arrangements, change-in-control protections and any other compensatory arrangements for our executive officers and approving any such agreements for all officers prior to approval by the Board of Directors.

Each year, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures. Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or his individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. For fiscal 2009, the Compensation Committee did not engage a compensation consultant to assist with either Board or executive compensation.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees, as appropriate. In 1998, the Compensation Committee formed a Non-Officer Stock Option Committee, currently composed of Dr. Hacksell, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. Specific authority of the Non-Officer Stock Option Committee is specified on a quarterly basis, but, generally, this subcommittee may not grant options to acquire more than an aggregate of 150,000 shares per quarter or 25,000 shares per employee. Typically, as part of its oversight function, the Compensation Committee will review on a quarterly basis the list of grants made by the subcommittee.

Historically, the Compensation Committee has met at one or more meetings held during the first quarter of the year to discuss and make recommendations to the Board for annual compensation adjustments, annual bonuses, annual equity awards, and new performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the effectiveness of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to it by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which recommends to the Board any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation surveys, and recommendations of any compensation consultant, if applicable.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal 2009 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is composed of three independent directors and operates pursuant to a written charter that is available on our website at http://www.acadia-pharm.com. The functions of the Nominating and Corporate Governance Committee include, among other things:

•	interviewing, evaluating, nominating and recommending individuals for membership on our Board of Directors,

•	evaluating nominations by stockholders of candidates for election to our Board of Directors,

•	evaluating performance of our Board of Directors and applicable committees of the Board and determining whether continued service on the Board is appropriate,

•	developing, reviewing and amending a set of corporate governance policies and principles, including our Code of Business Conduct and Ethics,

•	considering questions of possible conflicts of interest of officers and directors as such questions arise, and

•	overseeing and reviewing the processes and procedures we use to provide information to the Board of Directors and its committees.

Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers skills, diversity, age, and such other factors as it deems appropriate given the current needs of the Board of Directors and ACADIA, to maintain a balance of knowledge, experience and capability. The Nominating and Corporate Governance Committee does not have a formal policy regarding diversity, but does believe that Board members should represent diverse viewpoints. To these ends, the NCG Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, as well as the Company’s current needs and future needs, with the goal of having Board members who complement and strengthen the skills of each other through diversity and who also exhibit qualities that the NCG Committee views as critical to effective functioning of the Board, including sound judgment, collegiality, and integrity. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ experience, qualifications, attributes, overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any other relevant considerations. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee would be independent under applicable NASDAQ listing standards, and SEC rules and regulations with the advice of counsel, if necessary. The Nominating and Corporate Governance Committee uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider candidates’ qualifications and selects candidates for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 3911 Sorrento Valley Boulevard, San Diego, California 92121. Each submission must set forth: the name and address of the stockholder on whose behalf the submission is made; the number of our shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. For the proposed candidate to be considered for nomination for the 2011 Annual Meeting of Stockholders, the written communication must be received by March 13, 2011.

Stockholder Communications With the Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Company’s General Counsel at 3911 Sorrento Valley Boulevard, San Diego, CA 92121. All communications will be compiled by the General Counsel and submitted to the Board or the individual directors on a periodic basis. These communications will be reviewed by the General Counsel, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). All communications directed to the Audit Committee in accordance with the Company’s Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters, discussed below, will be treated in accordance with that policy.

Code of Ethics

We have adopted the ACADIA Pharmaceuticals Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at http://www.acadia-pharm.com. If we make any substantive amendments to this Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

Open Door Policy for Reporting Accounting and Auditing Matters

We have adopted an Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters to facilitate the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as the confidential, anonymous submission by our employees of concerns regarding these matters. The Open Door Policy is available on our website at http://www.acadia-pharm.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2009, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has engaged PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and is seeking ratification of such selection by our stockholders at the annual meeting. PricewaterhouseCoopers LLP has audited our financial statements since 1996. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of ACADIA and our stockholders.

To be approved, the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees billed to us by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2009 and 2008.

	Fiscal Year Ended December 31,
	2009	2008
Audit fees(1)	$274,000	$413,000
Audit-related fees(2)	—	—
Tax fees(3)	29,000	31,000
All other fees(4)	2,000	2,000

Total fees	$305,000	$446,000

(1)	Represents fees for services rendered for the audit and/or reviews of our financial statements. Includes fees related to additional auditing work for our compliance with Section 404 of the Sarbanes-Oxley Act. Also includes fees for services associated with periodic reports and other documents filed with the SEC, such as fees related to our S-3 registration statement filed in 2008 and our S-8 registrations statements filed in each of 2009 and 2008, including documents issued in connection with those filings such as consents.
(2)	We did not engage PricewaterhouseCoopers LLP to perform audit-related services.
(3)	Represents fees for preparation of federal, state and foreign income and franchise tax returns and related schedules and calculations, totaling $29,000 in each of 2009 and 2008, as well as general consultation regarding federal, state and foreign income tax matters totaling $2,000 in 2008.
(4)	Represents annual licensing fees for an accounting database subscription.

Pre-Approval Policies and Procedures.

The Audit Committee has pre-approval polices and procedures in place, pursuant to which services proposed to be performed by our independent registered public accounting firm are pre-approved by the Audit Committee. The policies generally pre-approve specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual service-by-service basis. The pre-approval of non-audit services also has been delegated to the chair of the Audit Committee, but each pre-approval decision is reported to the full Audit Committee at its next scheduled meeting. All of the fees listed under the captions “tax fees” and “all other fees” incurred in 2009 and 2008 were approved in accordance with our pre-approval polices and procedures.

The Audit Committee has determined that the rendering of the services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL 3

APPROVAL OF 2010 EQUITY INCENTIVE PLAN

Our 2010 Equity Incentive Plan, or the “2010 Plan”, was adopted by the Board on March 12, 2010, subject to stockholder approval. The 2010 Plan is the successor to and continuation of our 2004 Equity Incentive Plan and our 1997 Stock Option Plan or, together, the “Prior Plans”. All outstanding stock awards granted under the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock awards and the terms of the Prior Plans; provided, however, that any shares subject to outstanding stock options granted under the Prior Plans that expire or terminate for any reason prior to exercise shall become available for issuance pursuant to stock awards granted under the 2010 Plan. Following the effective date of the 2010 Plan, no additional stock awards will be granted under the Prior Plans. Any shares remaining available for issuance as new stock awards under the Prior Plans as of the effective date of the 2010 Plan shall become available for issuance pursuant to stock awards granted under the 2010 Plan.

This Proposal 3 seeks an increase in the number of shares that may be issued under the 2010 Plan beyond those reserved for issuance under the Prior Plans by 3,250,000 shares. At April 13, 2010, stock awards (net of cancelled or expired awards) covering an aggregate of 4,289,865 shares were outstanding under the Prior Plans and 774,572 shares remained available for future grant under the Prior Plans.

The approval of the 2010 Plan will allow us to continue to grant stock options, and permit the issuance of other awards, at levels determined appropriate by our Board. The 2010 Plan will also provide us with flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock-based awards, including stock appreciation rights, restricted stock awards, restricted stock unit awards, and performance stock awards. Further, the 2010 Plan would allow us to implement an annual cash incentive program as a plan that qualifies under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code” if deemed appropriate by our Board. Accordingly, the 2010 Plan will allow us to utilize multiple types of equity incentives and performance cash incentives in order to secure and retain the services of our employees, consultants and directors, and to provide long-term incentives that align the interests of our employees, consultants and directors with the interests of our stockholders.

In this Proposal 3, stockholders are requested to approve the 2010 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the adoption of the 2010 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

Description of the 2010 Equity Incentive Plan

The material features of the 2010 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2010 Plan. Stockholders are urged to read the actual text of the 2010 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Background

The terms of the 2010 Plan provide for the grant of both nonstatutory and incentive stock options, restricted stock, restricted stock units, stock appreciation rights, other stock-related awards, and performance awards that may be settled in cash, stock, or other property.

Shares Available for Awards

If this Proposal 3 is approved, the total number of shares of our common stock reserved for issuance under the 2010 Plan will consist of:

•	the number of shares remaining available for future grant under the Prior Plans as of June 11, 2010; plus

•

the number of shares that are subject to stock awards outstanding under the Prior Plans as of June 11, 2010 that subsequently terminate prior to exercise or are reacquired, withheld or not issued to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right; plus

•	3,250,000 shares.

We call this aggregate number the “Share Reserve”. The number of shares available for issuance under the 2010 Plan is reduced by (i) one share for each share of common stock issued pursuant to an option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the date of grant, and (ii) 1.2 shares for each share of common stock issued pursuant to restricted stock, restricted stock units, performance stock awards, or other non-option stock awards granted under the 2010 Plan. The Share Reserve under the 2010 Plan may be exceeded so long as the number of shares of common stock actually issued upon the vesting or exercise of equity awards made under the 2010 Plan does not exceed the Share Reserve.

As of December 31, 2009, there were 1,813,043 shares of common stock (plus any shares that might in the future be returned to the plan as a result of cancellation or expiration of options) available for future grant under the Prior Plans. In addition, as of such date, options covering an aggregate of 3,255,446 shares were outstanding and no other awards were outstanding. The weighted average exercise price of all options outstanding as of December 31, 2009 was approximately $6.09 and the weighted average remaining term of such options was approximately 5.9 years. A total of 38,336,171 shares of our common stock were outstanding on April 13, 2010.

If we issue common stock pursuant to a stock award and the common stock is later forfeited, then the forfeited shares will become available for issuance under the 2010 Plan. To the extent that the forfeited shares had counted as 1.2 shares against the number of shares available under the 2010 Plan, then the number of shares of common stock available for issuance under the 2010 Plan will increase by the 1.2 shares. Any shares we reacquire pursuant to our withholding obligations in connection with an award other than a stock option or stock appreciation right shall again become available for grant and shall increase the number of shares of common stock available for issuance under the 2010 Plan by 1.2 shares. Any shares we reacquire pursuant to our withholding obligations or as consideration for the exercise of an option or stock appreciation right, however, do not become available for issuance under the 2010 Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of common stock to us (whether by actual delivery or attestation), the tendered shares do not become available for issuance under the 2010 Plan.

Eligibility

All of our approximately 35 employees and directors are eligible to participate in the 2010 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2010 Plan only to our employees in the United States. Our consultants are also eligible to participate in the 2010 Plan, but we generally do not make awards to consultants and have no current plans to make any awards to consultants under the 2010 Plan.

Administration

The 2010 Plan is administered by our Board of Directors, which may in turn delegate authority to administer the plan to a committee. Our Board of Directors has delegated administration of the 2010 Plan to our Compensation Committee and an additional Non-Officer Stock Option Committee created by the Board that has separate but concurrent jurisdiction with the Compensation Committee to make certain discretionary equity awards under the 2010 Plan to all eligible individuals other than Section 16 Officers. Subject to the terms of the 2010 Plan, our Compensation Committee may determine the recipients, numbers and types of stock awards to be granted, and terms and conditions of the stock awards, including the period of their exercisability and vesting. Subject to the terms of the 2010 Plan and limitations on the size of individual and aggregate grants that are set quarterly by our Board, our Non-Officer Stock Option Committee may determine the recipients and numbers of stock options to be granted, provided that the terms and conditions of the option awards conform to company standards, regarding the period of their exercisability and vesting. The fair market value applicable to a stock award and the exercise price of options granted under the 2010 Plan is determined in accordance with the terms of the 2010 Plan.

At the discretion of the Board, the Compensation Committee may consist solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act or solely of two or more “outside directors” within the meaning of Section 162(m) of the Code. Our Compensation Committee has the authority to delegate certain administrative powers to a subcommittee of one or more members. As used herein, except as explicitly stated otherwise, with respect to the 2010 Plan, the “Board” refers to any committee the Board appoints (including the Compensation Committee) or, if applicable, any subcommittee, as well as to the Board itself.

Repricing

Under the 2010 Plan, the Board does not have the authority to reprice any outstanding equity awards by reducing the exercise price of the stock award or cancelling any outstanding stock awards in exchange for cash or other stock awards under the plan without the approval of our stockholders (which approval must be obtained within 12 months prior to the repricing event).

Options

Options may be granted under the 2010 Plan pursuant to stock option agreements. The 2010 Plan permits the grant of options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2010 Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to (i) disability, the optionholder may exercise any vested options for up to 12 months after the date the service relationship ends or (ii) death, the optionholder’s beneficiary, may exercise any vested options for up to 18 months after the date the service relationship ends. Except as explicitly provided otherwise in an optionholder’s award agreement, if an optionholder’s service relationship with us is terminated for “cause” as defined in the 2010 Plan, all options terminate upon the service termination date, and the optionholder is prohibited from exercising any option from the time of such termination. If an optionholder’s service relationship with us ceases for any reason other than for cause or upon disability or death, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. For example, directors have three years from the end of their service on the Board to exercise options that have vested as of their service termination date. In no event may an option be exercised after its expiration date. Under the 2010 Plan, the option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of an option would violate our insider trading policy. In no event, however, may any option be exercised beyond the expiration of its term.

Acceptable forms of consideration for the purchase of our common stock issued under the 2010 Plan will be determined by our Board and may include cash, check, bank draft or money order made payable to us, common stock previously owned by the optionholder, payment through a broker assisted exercise or, for NSOs only, a net exercise feature, or other legal consideration approved by our Board.

Options granted under the 2010 Plan may become exercisable in cumulative increments, or “vest”, as determined by our Board at the rate specified in the option agreement. Shares covered by different options granted under the 2010 Plan may be subject to different vesting schedules as our Board may determine. Vesting can be time based or performance based or can be a hybrid of performance and time based vesting. Our Board also has flexibility to provide for accelerated vesting of equity awards in certain events. Our Board and Compensation Committee intend to continue to grant stock options to our officers with accelerated vesting in the event of a change of control of ACADIA as defined in the 2010 Plan.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any ISO must not exceed five years from the date of grant.

The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs is ten million. In addition, no employee may be granted options, stock appreciation rights, or other stock awards under the 2010 Plan covering more than two million shares of our common stock in any calendar year.

Restricted Stock Awards

Restricted stock awards may be granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s past or future services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Board. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our Board. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Board. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by our Board, or in any other form of consideration determined by our Board and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted pursuant to a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our Board, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our Board may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in any combination of the two, or any other form of legal consideration approved by our Board and contained in the stock appreciation right agreement. Stock appreciation rights shall be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2010 Plan.

Performance Awards

The 2010 Plan provides for the grant of two types of performance awards: performance stock awards and performance cash awards. Performance awards may be granted, vest or exercised based upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by a committee of the Board composed solely of independent members. The maximum amount to be granted to any individual in a calendar year attributable to such performance awards may not exceed two million shares of our common stock in the case of performance stock awards, or two million dollars in the case of performance cash awards.

Performance goals under the 2010 Plan shall be determined by committee of the Board composed solely of independent members, based on any one or more of the following performance criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in, or specified increases in, the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s common stock; (xi) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs; (xii) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expenses or interest); (xiii) total stockholder return; (xiv) return on assets or net assets; (xv) return on sales; (xvi) operating profit or net operating profit; (xvii) operating margin; (xviii) gross or net profit margin; (xix) cost reductions or savings; (xx) productivity; (xxi) operating efficiency; (xxii) working capital; or (xxiii) market share; (xxiv) customer satisfaction; (xxv) workforce diversity;(xxvi) results of clinical trials; (xxvii) acceptance of a new drug application by a regulatory body; (xxviii) regulatory body approval for commercialization of a product; (xxix) launch of a new drug; (xxx) completion of out-licensing, in-licensing or disposition of product candidates or other acquisition or disposition projects; and (xxxi) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board. These performance criteria can be calculated under generally accepted accounting principles (“GAAP”) or can be calculated using non-GAAP results as predetermined when establishing the performance goals.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2010 Plan. Our Board will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our Board.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the class and number of shares reserved under the 2010 Plan (including share limits) and the class and number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions

In the event of certain significant corporate transactions, our Board has the discretion to take one or more of the following actions with respect to outstanding stock awards under the 2010 Plan:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring entity (or its parent company);

•

arrange for the assignment of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting and exercisability of a stock award followed by the termination of the stock award;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares of our common stock issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or not exercised prior to the effective date of the corporate transaction, in exchange for cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

•

arrange for the surrender of a stock award in exchange for a payment equal to the excess of (a) the value of the property the holder of the stock award would have received upon the exercise of the stock award, over (b) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action for each stock award.

For purposes of the 2010 Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale of all or substantially all of our consolidated assets, (ii) a sale of at least 90% of our outstanding securities, (iii) a merger or consolidation in which we are not the surviving corporation, or (iv) a merger or consolidation in which we are the surviving corporation but shares of our outstanding common stock are converted into other property by virtue of the transaction.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as provided in the stock award agreement or in any other written agreement between us and the participant, but in the absence of such provision, no acceleration shall occur.

Plan Amendments

Our Board will have the authority to amend or terminate the 2010 Plan. However, no amendment or termination of the plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2010 Plan as required by applicable law.

Plan Termination

Unless sooner terminated by our Board, the 2010 Plan shall automatically terminate on March 11, 2020, which will be the day before the tenth anniversary of the date the 2010 Plan was adopted by the Board, subject to stockholder approval.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2010 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us, that income will be subject to withholding tax. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2010 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2010 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2010 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s tax basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units, will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162 Limitations

Compensation of persons who are our “covered employees” is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. The 2010 Plan is intended to enable the Board or Compensation Committee to make awards, including cash performance awards, that will be exempt from the deduction limits of Section 162(m).

Interest of Certain Persons in the 2010 Plan

Stockholders should understand that our directors, executive officers and other employees may be considered as having an interest in the approval of the 2010 Plan because they may, in the future, receive awards under it. If approved, the annual grants made to our outside directors in connection with our Annual Meeting would be issued under the 2010 Plan. This would include an option for 10,000 shares for each outside director, plus an additional option for any portion of the outside director’s annual retainer that is converted in accordance with our Outside Director Compensation Plan, as described under Director Compensation below. Nevertheless, the Board believes that it is important to our growth and long-term success to be able to continue to offer these incentives.

New Plan Benefits

2010 PLAN

Name and position(1)	Number of units
Uli Hacksell, Chief Executive Officer	—
Thomas H. Aasen, Executive Vice President, Chief Financial Officer and Chief Business Officer	—
Roger Mills, Executive Vice President, Development	—
All Current Executive Officers as a Group	—
All Current Non-Executive Directors as a Group(2)	60,000	(3)
All Current Employees as a Group (excluding all current executive officers)	—

(1)	Except as listed in the table, no other awards that may be made under the 2010 Plan are currently determinable, as there are no guaranteed or contractually required awards. Future grants are subject to approval of our Board or the applicable committee. Does not include Mr. Kaiser or Dr. Tolf, each of whom is no longer one of our officers.
(2)	Includes the two nominees for re-election at the Annual Meeting. Does not include Dr. Walton, who is resigning from the Board effective April 30, 2010.
(3)	As described in the paragraph preceding the table, this amount reflects the annual NSO grants to be made pursuant to our Outside Director Compensation Plan. Additional option grants will also be made to each non-executive director under that plan for the retainer amounts that are converted in accordance with the terms of the plan. The amounts of such grants currently are not determinable as the share number calculation is based on the fair market value of our common stock as of the date of the Annual Meeting.

Required Vote and Board of Directors Recommendation

Approval of Proposal 3 requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as “Against” votes. Broker non-votes will have no effect on the outcome of the vote.

Our Board of Directors believes that approval of Proposal 3 is in our best interests and the best interests of our stockholders for the reasons stated above.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

OTHER MATTERS

We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend. By execution of the enclosed proxy, you grant discretionary authority with respect to such other matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of February 12, 2010 by: (i) each of our directors, (ii) each of our Named Executive Officers, (iii) all of our current directors and executive officers as a group, and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal stockholders and/or a review of Schedules 13D and 13G, if any, filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 38,332,119 shares outstanding on February 12, 2010, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before April 13, 2010, which is 60 days after February 12, 2010. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
5% Stockholders
Wellington Management Company, LLP(2)	5,357,358	13.98%
Oxford Bioscience Partners IV affiliates(3)	3,534,806	9.14
FMR LLC(4)	3,279,506	8.56
Directors and Named Executive Officers
Uli Hacksell, Ph.D.(5)	543,861	1.40%
Thomas H. Aasen(6)	241,782	*
Roger M. Mills, M.D.(7)	170,207	*
Bo-Ragnar Tolf, Ph.D.(8)	163,045	*
John J. Kaiser	5,218	*
Leslie L. Iversen, Ph.D.(9)	139,061	*
Alan G. Walton, Ph.D.(3)	3,534,806	9.14
Lester J. Kaplan, Ph.D.(10)	119,089	*
Michael Borer(11)	88,372	*
Torsten Rasmussen(12)	77,109	*
Mary Ann Gray, Ph.D.(13)	77,051	*
Laura Brege(14)	25,000	*
All current directors and executive officers as a group (11 persons)(3)(15)	5,124,018	12.78%

*	Less than one percent.
(1)	Except as otherwise noted below, the address for each person or entity listed in the table is c/o ACADIA Pharmaceuticals Inc., 3911 Sorrento Valley Boulevard, San Diego, California 92121. Unless otherwise indicated below, the persons and entities named in the table above have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.
(2)	The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109. This information is based on their most recently filed Schedule 13G.
(3)

Includes 3,160,238 shares owned by Oxford Bioscience Partners IV L.P., 25,979 shares owned by mRNA Fund II L.P., and 236,500 shares issuable upon the exercise of warrants held by Oxford Bioscience Partners

IV L.P. Dr. Walton’s total includes 73,839 shares issuable upon the exercise of stock options granted to Dr. Walton. Dr. Walton is a General Partner of Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P., and holds voting and investment power over the shares held by both of these funds. Dr. Walton disclaims beneficial ownership of shares in which he does not have a pecuniary interest. The address for Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P. is 222 Berkeley Street, Suite 1650, Boston, Massachusetts 02116. Dr. Walton has resigned from the Board and all related committees, effective as of April 30, 2010.

(4)	The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. This information is based on their most recently filed Schedule 13G.
(5)	Includes 78,216 shares held by Dr. and Mrs. Hacksell, as trustees of The Hacksell Family Trust, and 465,645 shares issuable to Dr. Hacksell upon the exercise of stock options.
(6)	Includes 26,914 shares owned by Mr. Aasen, 1,369 shares held by Mr. and Mrs. Aasen, as trustees of The Aasen Family Trust, and 213,499 shares issuable to Mr. Aasen upon the exercise of stock options.
(7)	Includes 24,896 shares owned by Dr. Mills, and 145,311 shares issuable to Dr. Mills upon the exercise of stock options.
(8)	Includes 20,000 shares owned by Dr. Tolf and 143,045 shares issuable to Dr. Tolf upon the exercise of stock options.
(9)	Includes 9,000 shares owned by Dr. Iversen and 130,061 shares issuable to Dr. Iversen upon the exercise of stock options.
(10)	Includes 4,000 shares owned by Dr. Kaplan and 115,089 shares issuable to Dr. Kaplan upon the exercise of stock options.
(11)	Includes 88,372 shares issuable to Mr. Borer upon the exercise of stock options.
(12)	Includes 4,000 shares owned by, and 73,109 shares issuable upon the exercise of stock options to, Morgan Management ApS, a Danish corporation in which Mr. Rasmussen has a controlling interest.
(13)	Includes 77,051 shares issuable to Dr. Gray upon the exercise of stock options.
(14)	Includes 25,000 shares issuable to Ms. Brege upon the exercise of stock options.
(15)	Includes 1,370,846 shares issuable upon the exercise of stock options and 236,500 shares issuable upon the exercise of warrants. Includes 30,203 shares owned by, and 77,477 shares issuable upon the exercise of stock options to, Glenn F. Baity, our Vice President, General Counsel, and Secretary, but does not include shares owned by or exercisable by Dr. Tolf or Mr. Kaiser, whose positions were eliminated as part of our restructuring in 2009 and who are no longer executive officers of ACADIA.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of our Board of Directors, composed entirely of independent directors, administers our executive compensation program. The role of the Compensation Committee is to oversee our compensation and benefit plans and policies, to administer our stock plans, and to review and recommend to the full Board of Directors for approval all compensation decisions relating to our executive officers.

Compensation Philosophy

Our executive compensation policies are designed to

•	align executive compensation with our business objectives and corporate performance;

•	attract and retain executive officers who contribute to our company’s long-term success;

•	reward and motivate executive officers who contribute to our operating and financial performance; and

•	link executive officer compensation and stockholder interests through the grant of long-term incentives via stock options.

Our Compensation Committee believes that our compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should reward performance as measured against established goals. Our Compensation Committee has discussed the concept of risk as it relates to the forms and amounts of compensation at ACADIA and does not believe that our compensation arrangements encourage excessive or inappropriate risk taking. The Compensation Committee evaluates both performance and compensation to make sure that the compensation provided to executives remains competitive relative to compensation paid by companies of similar size and stage of development operating in the biotechnology industry, taking into account our relative performance and our own strategic goals. Our Compensation Committee considers the total current and potential long-term compensation of each of our executive officers in establishing each element of compensation, but views each element as related but distinct.

Our Compensation Committee reviews and recommends to the full Board of Directors on an annual basis the compensation to be paid to our Chief Executive Officer and other executive officers. As part of this process, historically we have conducted benchmarking of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. In addition, our Compensation Committee has historically taken into account publicly available data relating to the compensation practices and policies of other companies within and outside our industry. In particular, the Compensation Committee has from time to time, as it sees fit, engaged external compensation consultants to review and provide benchmarking information used to establish cash and equity compensation and related policies. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and strategic objectives that may be unique to us, the Compensation Committee generally believes that gathering this information is an important part of our compensation-related decision-making process. For the compensation decisions for the year-ended December 31, 2009, because management was not recommending any bonuses or merit-based salary increases for executive management, and the Compensation Committee did not make an alternate recommendation, the Compensation Committee did not engage an external compensation consulting firm for benchmarking information.

Our Chief Executive Officer evaluates the performance of our other executive officers on an annual basis and makes recommendations to the Compensation Committee with respect to their annual salary adjustments, bonuses and annual stock option grants. The Compensation Committee exercises its own discretion in determining recommendations to the Board for salary adjustments and discretionary cash and equity-based awards for each of our executive officers. Our Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or his individual performance objectives. Due to our financial position, our performance as a company in 2009 and the restructuring that was announced in October 2009, no salary increases or cash bonuses were considered for executive management for fiscal 2009.

Elements of Executive Compensation

Compensation of our executive officers consists of four principal components: base salary, potential annual incentive bonus, long-term incentives, and post-employment compensation. Since we have been a public company, changes to base salary, awards of incentive bonuses and long-term incentive awards have been generally determined in connection with the regularly scheduled meeting of the Board of Directors in March of each year.

Base Salary. As a general matter, the base salary for each executive officer is initially established through negotiation at the time the officer is hired, taking into account such officer’s qualifications, experience, prior salary, and competitive market salary information for similar positions in the biotechnology industry. The base salaries of our executive officers are reviewed annually and adjustments to each executive officer’s base salary is determined by an assessment of our company’s performance, the financial position of the company, the performance of each executive officer against his individual job and functional area’s responsibilities including, where appropriate, the impact of such performance on our company’s business results, competitive market conditions for executive compensation for similar positions, and recognizing cost of living considerations.

Annual Incentive Bonuses. In addition to base salary, the Compensation Committee evaluates the performance of, and recommends for approval to our Board the bonuses payable to, our executive officers on an annual basis. We believe that performance-based cash bonuses play an important role in providing incentives to our executives to achieve defined annual corporate goals. Each year, the Compensation Committee reviews a detailed set of overall corporate performance goals for the current year prepared by management and presented to the full Board of Directors that are intended to apply to the executives’ bonus awards. Annual incentive bonuses are based on a blend of the overall performance of the executive’s functional area, including his relative individual contributions, and our company’s overall performance in achieving corporate goals, while taking into account competitive market information. Since our Chief Executive Officer is responsible for the performance of the entire company, his bonus is based on the Company’s overall performance in achieving corporate goals, while taking into account competitive market information. The Compensation Committee does not assess the achievement of our corporate goals on an individual or categorical basis, but rather reviews the Company’s achievement of the corporate goals in their totality, taking into account the Company’s overall performance for the year. The Compensation Committee also does not make a quantifiable assessment of total corporate goal achievement. Instead, corporate goal achievement as a whole is weighed in the discretion of the Compensation Committee with the other information available with respect to each executive officer’s performance during the year and competitive market information.

The target annual incentive bonuses for the executive officers in 2009 were: 50% for Dr. Hacksell, 35% for Dr. Mills and Mr. Aasen, and 30% for Dr. Tolf and Mr. Kaiser. Dr. Tolf’s and Mr. Kaiser’s executive officer positions were eliminated in connection with our October 2009 restructuring. The Compensation Committee has the discretion to recommend bonus amounts to our Board from 0 to 150% of the applicable target percentage based on the performance of the individual executive officer, his functional area within the company and the company as whole. The degree to which the corporate goals were achieved is taken into account by the Compensation Committee in determining percentages of target awards, and the level of achievement is not associated with any particular compensation outcome, which remains in the discretion of the Compensation Committee regardless of goal achievement.

For 2009, our Board established corporate goals related to the following categories: our pimavanserin program, lifecycle management of pimavanserin, our ACP-106 program, our PCAP program, drug discovery, business development, financing and investor relations, strategic marketing and commercialization, and administration and infrastructure.

•

Pimavanserin program goals consisted of completing Phase III and other studies, performing other enabling development, conducting market research and pre-marketing activities, and preparing publications and presentations.

•

Pimavanserin lifecycle management goals consisted of developing a lifecycle management strategy, completing development plans, clinical trial preparations and marketing analysis for specified indications and continuing to pursue patent protection for pimavanserin.

•	ACP-106 program goals consisted of completing specified studies and providing research support.

•	PCAP program goals consisted primarily of signing a collaboration agreement for the program and then delivering on appropriate development preparations to support any such collaboration.

•

Drug discovery goals consisted of supporting project initiatives under our collaboration with Allergan and our grant from the Michael J. Fox Foundation, supporting partnering activities with respect to specified compounds, and formulating drug discovery strategies.

•

Business development goals included completing a partnership of pimavanserin, evaluating and executing transactions related to specified assets, extending our collaboration with Allergan and evaluating potential business development and strategic opportunities.

•	Financing and investor relations goals included strengthening our cash position, and executing cost savings and financing opportunities.

•

Strategic marketing and commercialization goals consisted of completing marketing research and plans, holding advisory board meetings, analyzing price and reimbursement matters and updating commercialization plans.

•

Administration and infrastructure goals consisted of enhancing our reporting and financial modeling capabilities, evaluating facilities strategies, executing human resources programs, and developing and securing intellectual property assets related to specified programs.

Due to our first Phase III trial with pimavanserin not meeting its primary endpoint, our financial position, and the restructuring that was announced in October 2009, no cash bonuses were considered for executive management for fiscal 2009 irrespective of the level of accomplishment of the corporate goals.

Long-Term Incentives. Our long-term incentives are currently in the form of stock option awards. The objective of these awards is to advance our longer-term interests and those of our stockholders and to complement incentives tied to annual performance by providing incentives for longevity with the company. Stock option grants to executives currently are made pursuant to our 2004 Equity Incentive Plan (the “2004 Plan”) at the inception of service and usually thereafter in connection with the regular meeting of the Board of Directors in March of each year. Annual refresher stock option grants to eligible non-executive employees are generally made in connection with the March meeting of the Board of Directors. We do not coordinate the grant of stock options to the timing of releases of material non-public information. Stock options only produce value to our executives if the price of our stock appreciates, thereby directly linking the interests of executives with those of stockholders. No option grants were made to executive officers in 2009.

The number of stock options granted is based on the executive’s position, the executive’s performance in the prior year, the company’s overall performance, the executive’s potential for continued sustained contributions to our success, and competitive market information. The executive’s stock options are granted with an exercise price based on the fair market value, which, for grants made prior to January 1, 2008, was deemed to be the closing price on the trading date prior to grant pursuant to the terms of the 2004 Plan. Commencing January 1, 2008, for grants made under the 2004 Plan, fair market value will be deemed to be the closing price on the date of grant. Stock options granted under the 2004 Plan generally vest over a four-year period (with 25% vesting after one year and the remainder vesting monthly thereafter) and each option is exercisable over a ten-year period following its grant unless the executive’s employment terminates prior to such date. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code. The 2004 Plan also permits the issuance of other types of awards, including stock appreciation rights and restricted stock, among others. We have only awarded stock options under the 2004 Plan, but the Compensation Committee, in its discretion, may elect to make different types of awards. Future equity awards, and potentially performance cash awards, would be made pursuant to the 2010 Plan, if the plan is approved at the Annual Meeting and the Board elects to make future awards to the executive officers.

Post-employment Compensation. Our named executive officers are entitled to certain severance and change in control benefits, the terms of which are described below under “—Post-Employment Compensation.” We believe these severance and change in control benefits are an essential element of our overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the executive’s interests with the best interests of the stockholders.

Other Compensation. Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our executive officers, which are also generally available to employees, including medical, dental, vision and life insurance coverage and 401(k) matching contributions; however, the Compensation Committee in its discretion may revise, amend or add to these benefits.

Section 162(m) Compliance. Section 162(m) of the Internal Revenue Code generally limits the tax deductions a public corporation may take for compensation paid to its executive officers to $1 million per executive per year. Performance based compensation tied to the attainment of specific goals is excluded from the limitation. Our stockholders have previously approved our 2004 Plan and 1997 Plan, thereby qualifying options and stock appreciation rights under these plans as performance-based compensation exempt from the Section 162(m) limits; provided that they were granted prior to our 2008 Annual Meeting of Stockholders. Should the 2010 Plan be approved at the Annual Meeting, future awards under the 2010 Plan also may qualify as performance-based compensation. In addition, the Compensation Committee may evaluate our executive compensation policies and benefit plans to determine whether additional actions to maintain the tax deductibility of executive compensation are in the best interest of our stockholders.

Compensation Committee Interlocks and Insider Participation

As indicated above, the Compensation Committee currently consists of Drs. Kaplan and Walton and Mr. Rasmussen. Dr. Walton is resigning from the Board and the Compensation Committee effective April 30, 2010. Dr. Gray has been elected to serve on the Compensation Committee following Dr. Walton’s departure. No member of the Compensation Committee has ever been an officer or employee of ours. None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Compensation Committee Report

The material in this report is not “soliciting material”, is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The foregoing report has been furnished by the Compensation Committee.

Lester J. Kaplan, Committee Chair

Torsten Rasmussen

Alan G. Walton

Summary Compensation Table

The following table shows for the fiscal year ended December 31, 2009, 2008, and 2007, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers at December 31, 2009 (the “Named Executive Officers”).

Summary Compensation Table for Fiscal 2009

Name	Title	Year	Salary	Bonus	Option Awards(1)	All Other Compensation	Total
Uli Hacksell(2)	Chief Executive Officer	2009	$463,040	$—	$—	$12,955	$475,995
		2008	463,040	—	508,365	12,340	983,745
		2007	438,900	116,000	224,862	12,105	791,867

Thomas Aasen(2)	Executive Vice President, Chief Financial Officer, Chief Business Officer, and Treasurer	2009	302,418	—	—	12,955	315,373
		2008	302,418	—	199,635	12,340	514,393
		2007	285,974	68,500	89,945	12,105	456,524

Roger Mills(3)	Executive Vice President, Development	2009	361,486	—	—	705	362,191
		2008	361,486	—	229,033	840	591,359
		2007	342,641	85,000	204,420	855	632,916

John Kaiser(4)	Vice President, Marketing and Strategic Development	2009	288,632	50,000	—	12,845	351,477
		2008	245,913	110,500	482,634	80,068	919,115

Bo-Ragnar Tolf(5)	Vice President, Chemistry and Managing Director, ACADIA Pharmaceuticals AB	2009	281,606	—	—	29,947	311,553
		2008	331,197	—	133,172	35,260	499,629
		2007	304,614	62,876	82,790	32,677	482,957

(1)	Amounts shown do not reflect compensation actually received by the named individual. “Option Awards” includes the grant date fair value of option awards granted in the year indicated as computed in accordance with authoritative accounting guidance. See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed March 9, 2010 with the SEC, for the assumptions used to determine the valuation of stock option awards.
(2)	“All Other Compensation” includes $12,250, $11,500 and $11,250 in employer 401(k) matching and $705, $840 and $855 of supplemental life insurance premium payments in each of 2009, 2008 and 2007, respectively.
(3)	“All Other Compensation” includes $705, $840 and $855 of supplemental life insurance premium payments in 2009, 2008 and 2007, respectively.
(4)	Mr. Kaiser became an employee of the Company in February 2008 and was subsequently terminated in October 2009 in connection with a company-wide restructuring. “Salary” includes $68,808 of severance and accrued vacation payout in 2009. “Bonus” contains the final installment of a signing bonus of $50,000 in 2009, and $50,000 of a signing bonus and a guaranteed annual incentive bonus of $60,500 in 2008, pursuant to the terms of Mr. Kaiser’s employment offer agreement. “All Other Compensation” includes $12,250 and $10,313 in employer 401(k) matching, $595 and $700 of supplemental life insurance premium payments in 2009 and 2008, respectively. “All Other Compensation” includes $69,055 in relocation expenses, including $14,774 in tax gross-ups for relocation, in 2008.
(5)	“All Other Compensation” includes an employer retirement contribution of $29,947, $35,260 and $32,677 in 2009, 2008 and 2007, respectively. Dr. Tolf is employed in Sweden and, as such, is not eligible to participate in our 401(k) plan or receive supplemental life insurance that is available to employees based in the U.S., but he does participate in a retirement program that is provided to all of our employees in Sweden and which is similar to a 401(k) plan in that company contributions to the plan are fixed based on the employee’s salary. Dr. Tolf’s position was eliminated in connection with our October 2009 restructuring.

Grants of Plan-Based Awards

The following table shows certain information regarding grants of plan-based awards to the Named Executive Officers for the fiscal year ended December 31, 2009, during which no grants were made to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2009

Name	Grant Date	Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards
Uli Hacksell	—	—	—	$—
Thomas Aasen	—	—	—	—
Roger Mills	—	—	—	—
John Kaiser	—	—	—	—
Bo-Ragnar Tolf	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End

The following table shows certain information regarding outstanding equity awards at December 31, 2009 for the Named Executive Officers:

Outstanding Equity Awards at December 31, 2009

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Uli Hacksell	50,000	—	2.00	10/1/10
	25,000	—	1.50	9/8/12
	7,500	—	1.08	3/16/13
	149,500	—	1.08	9/7/13
	30,000	—	2.00	3/11/14
	75,000	—	6.95	3/10/15
	51,563	3,437	14.83	3/9/16
	37,812	17,188	6.86	3/8/17
	26,250	33,750	8.32	3/6/18
	—	150,000	2.00	10/19/18

subtotal	452,625	204,375

Thomas Aasen	17,500	—	2.00	6/28/10
	32,500	—	1.50	9/8/12
	64,500	—	1.08	9/7/13
	12,500	—	2.00	3/11/14
	31,000	—	6.95	3/10/15
	23,437	1,563	14.83	3/9/16
	15,125	6,875	6.86	3/8/17
	11,375	14,625	8.32	3/6/18
	—	50,000	2.00	10/19/18

subtotal	207,937	73,063

Roger Mills	87,500	12,500	8.18	6/29/16
	34,375	15,625	6.86	3/8/17
	10,937	14,063	8.32	3/6/18
	—	75,000	2.00	10/19/18

subtotal	132,812	117,188

John Kaiser	33,645	—	8.32	3/6/18

subtotal	33,645	—

Bo-Ragnar Tolf	25,000	—	3.00	11/30/10
	12,500	—	8.00	12/2/11
	10,000	—	1.50	9/8/12
	15,000	—	1.08	9/7/13
	10,000	—	2.00	3/11/14
	23,000	—	6.95	3/10/15
	19,687	1,313	14.83	3/9/16
	13,921	6,329	6.86	3/8/17
	9,187	11,813	8.32	3/6/18
	—	20,000	2.00	10/19/18

subtotal	138,295	39,455

(1)	All options granted to our Named Executive Officers vest over four years with 25% of the total number of shares subject to an option vesting after the first year and 1/48th per month thereafter; except that the options that expire on October 19, 2018 vest over four years with 50% of the total number of shares subject to such options vesting after two years and 1/48th per month thereafter; provided, that vesting of options is subject to acceleration following specified events as described under “—Effect of change in control on stock option awards“ below.

Option Exercises and Stock Vested

The following table shows for the fiscal year ended December 31, 2009, certain information regarding option exercises and stock vested during the year with respect to the Named Executive Officers:

Option Exercises in Fiscal 2009

Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Uli Hacksell	—	—

Thomas Aasen	—	—

Roger Mills	—	—

John Kaiser	—	—

Bo-Ragnar Tolf	20,000	$17,000

(1)	Amounts shown do not reflect amounts actually received by the named individual. The amounts reflect the product of (i) the difference between the market closing price on the date of exercise less the exercise price of the applicable option multiplied by (ii) the number of shares exercised under the applicable option.

Post-Employment Compensation

The amount of compensation payable to each executive officer upon termination of the employment of the executive are described below. Our Compensation Committee may in its discretion revise, amend or add to the benefits.

Payments made upon termination

Regardless of the manner in which a Named Executive Officer’s employment terminates, the Named Executive Officer is entitled to receive amounts earned during his term of employment, including accrued and unpaid salary and payment in lieu of unused vacation days.

Potential payment under employment arrangements

We have entered into offer letters or employment agreements with each of our Named Executive Officers, setting forth their respective base salary, bonus targets, and other employment benefits. Each Named Executive Officer’s employment is on an “at-will” basis and can be terminated by us or the applicable officer at any time, for any reason and with or without notice, subject, where applicable, to the severance arrangements contained therein. If we terminate the employment of Dr. Hacksell, Mr. Aasen or Dr. Mills for reasons other than cause, we are obligated to pay that executive officer one year’s salary and to continue other benefits the officer may be receiving at the time of termination for the one-year period following termination of employment. Pursuant to Dr. Tolf’s employment terms, we were obligated to provide him with six months’ notice of his termination. Pursuant to Mr. Kaiser’s employment terms, we were obligated to pay him nine months’ salary and to continue other benefits he was receiving at the time of termination for the nine-month period following the termination of his employment. Under the employment offer letters, “cause” means, generally, (a) material failure to competently perform assigned duties for the Company, (b) sustained poor performance of any material aspect of job duties or obligations, (c) dishonesty, gross negligence or other material misconduct, or (d) conviction of, or the entry of a pleading of guilty or nolo contendere to, any crime involving moral turpitude or any felony.

Effect of change in control on stock option awards

In the event the Company is acquired or completes a corporate transaction, any unvested options held by a Named Executive Officer will be immediately vested, subject to the officer’s continued employment for a period of at least six months following the completion of the corporate transaction if so requested by the Company. For the purpose of the foregoing, a “corporate transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

•	a sale or other disposition of all or substantially all, as determined by the Board of Directors in its discretion, of the consolidated assets of the Company and its subsidiaries;

•	a sale or other disposition of at least 90% of the outstanding securities of the Company;

•	a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

•

a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

If a corporate transaction had occurred, effective as of December 31, 2009, the value of the accelerated options to our executive officers would have been $0 for each individual, because this value is calculated as the sum for each individual of the products of the (i) the difference between the exercise price of each option deemed accelerated and the fair market value of our common stock on December 31, 2009 multiplied by (ii) the number of shares deemed accelerated under the applicable option, and as of December 31, 2009, the fair market value of our common stock was less than the exercise price for each outstanding option held by these individuals.

Nonqualified Deferred Compensation

None of our Named Executive Officers participates in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2009, with respect to all of our equity compensation plans in effect on that date:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	3,255,446	$6.09	2,146,069
Equity compensation plans not approved by stockholders(2)	—	—	—
Total	3,255,446	$6.09	2,146,069

(1)	Includes our 1997 Stock Option Plan, the 2004 Plan, and our 2004 Employee Stock Purchase Plan (the “ESPP”). 333,026 shares under column (c) are attributable to our ESPP. Our ESPP contains a so called “evergreen” provision providing for an annual increase to its share reserve in connection with the 2010 Annual Meeting of Stockholders. The number of shares to be added to our ESPP will be equal to the least of: (i) 383,361, which is one percent of our outstanding common stock as of April 13, 2010, the record date for the 2010 Annual Meeting of Stockholders; (ii) 150,000; or (iii) an amount determined for such year by our Board of Directors.
(2)	As of December 31, 2009, we did not have any equity compensation plans that were not approved by our stockholders.

Director Compensation

During 2009, we provided each of our non-employee directors cash compensation in the form of an annual retainer of $20,000, plus an additional $12,500 for the Chairman of the Board of Directors and an additional $5,000 for the committee chairs. The annual retainers may, at the election of the individual director, be converted into an option to purchase a number of shares of stock equal to the quotient of three times the retainer amount to be converted, divided by the exercise price for such option, as determined in accordance with the terms of the 2004 Plan. For grants made on or prior to December 31, 2007, the 2004 Plan provides that the exercise price for options are equal to the closing price for the Company’s common stock on the trading day immediately prior to option grant date. Commencing on January 1, 2008, the exercise price for options was equal to the closing price for the Company’s common stock on the option grant date. Directors receive $1,000 per regular board meeting and $250 per special telephonic board meeting. Committee members receive $750 per regular meeting and $500 per special telephonic meeting, and the committee chairs receive twice those amounts. We also reimburse our non-employee directors for their reasonable expenses incurred in attending meetings of our Board of Directors and committees of the Board.

Each of our non-employee directors also receives stock option grants under our 2004 Plan. Options granted to our non-employee directors are intended by us not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended. These option grants are non-discretionary.

Any person who joins the Board of Directors as a non-employee director will receive an option to purchase 15,000 shares of common stock upon his or her election. In addition, any person who is a non-employee director on the date of each annual meeting of our stockholders will be automatically granted, on the annual meeting date, an option to purchase 10,000 shares of common stock. The annual retainer amount and option grant may be pro rated for a director that joins the Board other than at the first meeting of the Board following the annual meeting of stockholders. In addition, directors may elect to convert their retainer amounts, in whole or in part, into options under the 2004 Plan with an aggregate exercise price equal to three times the amount elected for conversion.

Initial grants (i.e., those made upon a non-employee director’s election to our Board of Directors) vest over two years following the date of grant, and annual grants, including any retainer amounts that are converted, vest at the rate of 1/4th each quarter after the date of grant. In general, the term of stock options granted under the 2004 Plan may not exceed ten years.

Unless the terms of a director’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason, the optionholder may exercise any vested options up to three years from cessation of service.

The following table shows for the fiscal year ended December 31, 2009 certain information with respect to the compensation of all persons who served as directors of the Company during the year, other than Dr. Hacksell, who is a Named Executive Officer and received no additional compensation for his services as a director:

Director Compensation for Fiscal 2009

Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Gordon Binder(3)	$24,500	$16,558	$41,058
Michael Borer(4)	10,500	62,551	73,051
Laura Brege(5)	27,250	16,558	43,808
Mary Ann Gray(6)	31,000	39,554	70,554
Leslie Iversen(7)	17,750	62,551	80,301
Lester Kaplan(8)	11,500	74,051	85,551
Torsten Rasmussen(9)	30,750	16,558	47,308
Alan G. Walton(10)	13,250	74,051	87,301

(1)	Includes Board of Directors and committee fees for meeting attendance, as well as an annual retainer paid in cash for Mr. Binder, Ms. Brege and Drs. Gray, Iversen and Rasmussen. Mr. Borer and Drs. Kaplan and Walton elected to convert their full annual retainers into a stock option award and this amount does not include the value of such converted retainers, which are included in the Option Awards column.
(2)	“Option Awards” includes the grant date fair value of option awards granted in the year indicated as computed in accordance with authoritative accounting guidance. See Note 2 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, filed March 9, 2010 with the SEC, for the assumptions used to determine the valuation of stock option awards. All stock options granted for Board of Directors during 2009 vest at the rate of 1/4th each quarter after the date of grant.
(3)	Mr. Binder resigned from the Board of Directors in July 2009. “Fees Earned or Paid in Cash” includes $4,500 in Board of Directors and Audit Committee meetings fees and a $20,000 annual retainer paid in cash. “Option Awards” includes the fair value of 10,000 stock options granted on June 12, 2009 with an exercise price of $2.16. As of December 31, 2009, an aggregate of 49,500 stock options that had been granted to Mr. Binder were outstanding.
(4)

“Fees Earned or Paid in Cash” includes $10,500 in Board of Directors and Audit Committee meetings fees. “Option Awards” includes the fair value of 10,000 stock options and 27,777 stock options (from the conversion of a $20,000 annual retainer) granted on June 12, 2009 with an exercise price of $2.16. As of

December 31, 2009, an aggregate of 97,817 stock options that had been granted to Mr. Borer were outstanding.
(5)	“Fees Earned or Paid in Cash” includes $7,250 in Board of Directors and Audit Committee meetings fees and a $20,000 annual retainer paid in cash. “Option Awards” includes the fair value of 10,000 stock options granted on June 12, 2009 with an exercise price of $2.16. As of December 31, 2009, an aggregate of 35,000 stock options that had been granted to Ms. Brege were outstanding.
(6)	“Fees Earned or Paid in Cash” includes $16,000 in Board of Directors and Audit Committee meetings fees and $15,000 of Dr. Gray’s $25,000 annual retainer paid in cash. “Option Awards” includes the fair value of 10,000 stock options and 13,888 stock options (from the forty percent conversion of a $25,000 annual retainer) granted on June 12, 2009 with an exercise price of $2.16. As of December 31, 2009, an aggregate of 83,023 stock options that had been granted to Dr. Gray were outstanding.
(7)	“Fees Earned or Paid in Cash” includes $5,250 in Board of Directors meetings fees and $12,250 of Dr. Iversen’s $32,500 annual retainer paid in cash, which includes $10,000 for serving on the Scientific Advisory Committee of the Board of Directors. “Option Awards” includes the fair value of 10,000 stock options and 27,777 stock options (from conversion of $20,000 of Dr. Iversen’s $32,500 annual retainer) granted on June 12, 2009 with an exercise price of $2.16. As of December 31, 2009, an aggregate of 139,506 stock options that had been granted to Dr. Iversen as Board compensation were outstanding.
(8)	“Fees Earned or Paid in Cash” includes $11,500 in Board of Directors, Compensation Committee and Nominating and Corporate Governance Committee meeting fees. “Option Awards” includes the fair value of 10,000 stock options and 34,722 stock options (from the conversion of a $25,000 annual retainer) granted on June 12, 2009 with an exercise price of $2.16. As of December 31, 2009, an aggregate of 126,270 stock options that had been granted to Dr. Kaplan were outstanding.
(9)	“Fees Earned or Paid in Cash” includes $10,750 in Board of Directors, Compensation Committee and Nominating and Corporate Governance Committee meeting fees and a $20,000 annual retainer paid in cash. “Option Awards” includes the fair value of 10,000 stock options granted on June 12, 2009 with an exercise price of $2.16. As of December 31, 2009, an aggregate of 75,609 stock options that had been granted to Mr. Rasmussen were outstanding.
(10)	“Fees Earned or Paid in Cash” includes $13,250 in Board of Directors, Compensation Committee and Nominating and Corporate Governance Committee meeting fees. “Option Awards” includes the fair value of 10,000 stock options and 34,722 stock options (from the conversion of a $25,000 annual retainer) granted on June 12, 2009 with an exercise price of $2.16. As of December 31, 2009, an aggregate of 123,270 stock options that had been granted to Dr. Walton were outstanding.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Policy and Procedures

The charter of the Audit Committee states that it will review, consider and approve or ratify any “related-persons transactions.” A “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

Where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the board) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, the Company relies on information supplied by its executive officers and directors. In considering related-person transactions, the Committee takes into account the relevant available facts and circumstances including, but not limited to (a) the risks, costs and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Committee will look at, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

Our bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit such indemnification. We have obtained a policy of directors’ and officers’ liability insurance.

We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Director Independence

Information regarding director independence is included under “Proposal 1—Election of Directors“ above and is incorporated by reference herein.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders of ACADIA Pharmaceuticals Inc. will be householding our annual meeting materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker. Direct your written request to ACADIA Pharmaceuticals Inc., 3911 Sorrento Valley Boulevard, San Diego, California 92121, Attn: Investor Relations, or contact Investor Relations at (858) 558-2871 and we will undertake to promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Meeting materials to you. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at their addresses and would like to request householding of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Glenn F. Baity Vice President, General Counsel, and Secretary

San Diego, California

April 27, 2010

A COPY OF OUR ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2009 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, ACADIA PHARMACEUTICALS INC., 3911 SORRENTO VALLEY BLVD., SAN DIEGO, CA 92121. WE WILL FURNISH A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT.

Appendix A

ACADIA PHARMACEUTICALS INC.

2010 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 12, 2010

APPROVED BY THE STOCKHOLDERS:             , 2010

TERMINATION DATE:             , 2020

1.	GENERAL.

(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the ACADIA Pharmaceuticals Inc. 2004 Equity Incentive Plan, as amended (the “Prior Plan”). The Company also has a 1997 Stock Option Plan (the “1997 Plan”), pursuant to which no stock awards have been made since the effective date of the Prior Plan. Following the Effective Date, no additional stock awards shall be granted under the Prior Plan. Any shares remaining available for grant as new awards under the Prior Plan as of the Effective Date (the “Prior Plan’s Available Reserve”) shall become available for issuance pursuant to Stock Awards granted hereunder. From and after the Effective Date, all outstanding stock awards granted under the Prior Plan or the 1997 Plan shall remain subject to the terms of the Prior Plan or the 1997 Plan, respectively; provided, however, any shares underlying outstanding stock awards granted under the Prior Plan or the 1997 Plan that expire or terminate for any reason prior to exercise or settlement or are forfeited because of the failure to meet a contingency or condition required to vest such shares or are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right (the “Returning Shares”) shall become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after the Effective Date of this Plan shall be subject to the terms of this Plan.

(b) Eligible Award Recipients. The persons eligible to receive Awards are Employees, Directors and Consultants.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(d) Purpose. The Company, by means of the Plan, seeks to secure and retain the services of the group of persons eligible to receive Awards as set forth in Section 1(b), to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such eligible recipients may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

2.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time (A) which of the persons eligible under the Plan shall be granted Awards; (B) when and how each Award shall be granted; (C) what type or combination of types of Award shall be granted; (D) the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; (E) the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it shall deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

(v) To suspend or terminate the Plan at any time. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vi) To amend the Plan in any respect the Board deems necessary or advisable. However, except as provided in Section 9(a) relating to Capitalization Adjustments, to the extent required by applicable law or listing requirements, stockholder approval shall be required for any amendment of the Plan that either (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (D) materially extends the term of the Plan, or (E) expands the types of Awards available for issuance under the Plan. Except as provided above, rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that except with respect to amendments that disqualify or impair the status of an Incentive Stock Option, a Participant’s rights under any Award shall not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent if necessary to maintain the qualified status of the Award as an Incentive Stock Option or to bring the Award into compliance with Section 409A of the Code.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States.

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding anything to the contrary in this Section 2(d), the Board may not delegate to an Officer authority to determine the Fair Market Value of the Common Stock pursuant to Section 13(w)(iii).

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

(f) Repricing; Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee shall have the authority to: (i) reduce the exercise price of any outstanding Options or Stock Appreciation Rights under the Plan, or (ii) cancel any outstanding Options or Stock Appreciation Rights that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within 12 months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date shall not exceed [             ]1 shares (the “Share Reserve”), which number is the sum of (i) the number of shares subject to the Prior Plan’s Available Reserve, (ii) an additional 3,250,000 new shares plus (iii) an additional number of shares in an amount not to exceed [             ]1 shares (which number consists of the Returning Shares, if any, as such shares become available from time to time). For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of the Common Stock that may be issued pursuant to the Plan and does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance shall not reduce the number of shares available for issuance under the Plan. Furthermore, if a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.

[1]	Number to be calculated and inserted once known (upon the 2010 annual meeting date).

(b) Subject to Section 3(c), the number of shares available for issuance under the Plan shall be reduced by: (i) one share for each share of stock issued pursuant to (A) an Option with respect to which the exercise price is at least 100% of the Fair Market Value of the underlying Common Stock on the date of grant, or (B) a Stock Appreciation Right with respect to which the strike price is at least 100% of the Fair Market Value of the underlying Common Stock on the date of grant; and (ii) 1.2 shares for each share of Common Stock issued pursuant to a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award.

(c) Reversion of Shares to the Share Reserve.

(i) Shares Available For Subsequent Issuance. If any shares of common stock issued pursuant to a Stock Award are forfeited back to the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited shall revert to and again become available for issuance under the Plan. To the extent there is issued a share of Common Stock pursuant to a Stock Award that counted as 1.2 shares against the number of shares available for issuance under the Plan pursuant to Section 3(b), and such share of Common Stock becomes available for issuance under the Plan pursuant to Section 1(a), Section 3(a) or this Section 3(c), then the number of shares of Common Stock available for issuance under the Plan shall increase by 1.2 shares. Also, each share reacquired by the Company pursuant to Section 8(g) in connection with a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award or Other Stock Award shall again become available for issuance under the Plan and shall increase the number of shares of Common Stock available for issuance under the Plan by 1.2 shares.

(ii) Shares Not Available For Subsequent Issuance. If any shares subject to a Stock Award are not delivered to a Participant because the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), the number of shares that are not delivered to the Participant shall no longer be available for issuance under the Plan. Also, any shares reacquired by the Company pursuant to Section 8(g) upon the exercise of an Option or Stock Appreciation Right or as consideration for the exercise of an Option or Stock Appreciation Right shall no longer be available for issuance under the Plan.

(d) Incentive Stock Option Limit. Notwithstanding anything to the contrary in this Section 3 and, subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be 10,000,000 shares of Common Stock.

(e) Section 162(m) Limitation on Annual Grants. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of 2,000,000 shares of Common Stock subject to Options, Stock Appreciation Rights and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, Stock Appreciation Rights or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date any such Stock Award is granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Award shall not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(f) Source of Shares. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections

424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 promulgated under the Securities Act, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Option Agreement or Stock Appreciation Right Agreement shall conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR shall be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise price (or strike price) of each Option or SAR shall be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Option or SAR is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise price (or strike price) lower than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR if such Option or SAR is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board shall have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if the option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued; provided further, that shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are reduced to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board.

(d) Exercise and Payment of a SAR. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right, and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) the strike price that will be determined by the Board at the time of grant of the Stock Appreciation Right. The appreciation distribution in respect to a Stock Appreciation Right may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Appreciation Right Agreement evidencing such Stock Appreciation Right.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board shall determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs shall apply:

(i) Restrictions on Transfer. An Option or SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, an Option or SAR may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause or upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) but only within such period of time ending on the earlier of (i) the date 3 months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause or upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR shall terminate on the earlier of (i) the expiration of a total period of 3 months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the Sale of any Common Stock issuable upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of such date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the time specified herein or in the Award Agreement (as applicable), the Option or SAR (as applicable) shall terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period, if any, specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), or (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the time specified herein or in the Award Agreement (as applicable), the Option or SAR shall terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s

Continuous Service is terminated for Cause, the Option or SAR shall terminate immediately upon such Participant’s termination of Continuous Service, and the Participant shall be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical; provided, however, that each Restricted Stock Unit Award Agreement shall conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid, if any, by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award that may vest or be exercised contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. The maximum number of shares covered by an Award that may be granted to any Participant in a calendar year attributable to Stock Awards described in this Section 6(c)(i) (whether the grant, vesting or exercise is contingent upon the attainment during a Performance Period of the Performance Goals) shall not exceed 2,000,000 shares of Common Stock. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Stock Award to be deferred to a specified date or event. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award that may be paid contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained shall be conclusively determined by the Committee, in its sole discretion. In any calendar year, the Committee may not grant a Performance Cash Award that has a maximum value that may be paid to any Participant in excess of $2,000,000. The Board may provide for or, subject to such terms and conditions as the Board may specify, may permit a Participant to elect for, the payment of any Performance Cash Award to be deferred to a specified date or event. The Committee may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee shall establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, or (b) the date on which 25% of the Performance Period has elapsed, and in either event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, shall determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock reasonably required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Stock Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Stock Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(g) Withholding Obligations. Unless prohibited by the terms of a Stock Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h) Electronic Delivery. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(i) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j) Compliance with Section 409A. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(d), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(e) and 6(c)(i) , and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions shall apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is 5 days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; or

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

10.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless terminated sooner by the Board, the Plan shall automatically terminate on the day before the 10th anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

11.	EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.    DEFINITIONS. As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.

(f) “Cause” shall have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such an agreement, such term shall mean, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (ii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iii) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (iv) such Participant’s gross negligence or gross misconduct; (v) such Participant’s material failure to competently perform his/her assigned duties for the Company; (vi) sustained poor performance of any material aspect of the Participant’s duties or obligations; or (viii) Participant’s conviction of, or the entry of a pleading of guilty or nolo contendere by Participant to, any crime involving moral turpitude or any felony. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause shall be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur;

(iv) there is consummated a sale, lease, exclusive and worldwide license, or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date this Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means ACADIA Pharmaceuticals Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” shall have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2010 provided this Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange or market on the date of determination, or the next market trading day if such date of determination is not a market trading day, as reported in The Wall Street Journal or such other source the Board deems reliable.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(cc) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ee) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ff) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(gg) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(hh) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ii) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(kk) “Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, earnings, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on stockholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in, or specified increases in, the fair market value of the shares of the Company’s common stock; (x) the growth in the value of an investment in the Company’s common stock; (xi) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs; (xii) gross or net sales, revenue and growth of sales revenue (either before or after cost of goods, selling and general administrative expenses, research and development expenses and any other expenses or interest); (xiii) total stockholder return; (xiv) return on assets or net assets; (xv) return on sales; (xvi) operating profit or net operating profit; (xvii) operating margin; (xviii) gross or net profit margin; (xix) cost reductions or savings; (xx) productivity; (xxi) operating efficiency; (xxii) working capital; or (xxiii) market share; (xxiv) customer satisfaction; (xxv) workforce diversity; (xxvi) results of clinical trials; (xxvii) acceptance of a new drug application by a regulatory body; (xxviii) regulatory body approval for commercialization of a product; (xxix) launch of a new drug; (xxx) completion of out-licensing, in-licensing or disposition of product candidates or other acquisition or disposition projects; and (xxxi) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(ll) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board shall appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(mm) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(nn) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(oo) “Plan” means this ACADIA Pharmaceuticals Inc. 2010 Equity Incentive Plan.

(pp) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(qq) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(rr) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ss) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement shall be subject to the terms and conditions of the Plan.

(tt) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(xx) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(yy) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(zz) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(aaa) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

You can now access your ACADIA Pharmaceuticals account online.

Access your ACADIA Pharmaceuticals account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for ACADIA Pharmaceuticals, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

ACADIA PHARMACEUTICALS INC.

3911 Sorrento Valley Boulevard

San Diego, California 92121

PROXY SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2010

The undersigned hereby appoints Uli Hacksell, Ph.D., Thomas H. Aasen and Glenn F. Baity, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of ACADIA Pharmaceuticals Inc., which the undersigned may be entitled to vote at the 2010 Annual Meeting of Stockholders of ACADIA Pharmaceuticals Inc. to be held on June 11, 2010 at 8:00 a.m. local time at the offices of Cooley Godward Kronish LLP, 4401 Eastgate Mall, San Diego, California 92121-1909, and at any and all postponements, continuations and adjournments thereof, with all power that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The undersigned hereby revokes all previously submitted proxies for the Annual Meeting of Stockholders to be held on June 11, 2010.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 (Continued and to be marked, dated and signed, on the other side)

71305

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting are available through 11:59 PM Eastern Time on June 10, 2010.

INTERNET
ACADIA PHARMACEUTICALS INC.	http://www.proxyvoting.com/acad Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://ir.acadia-pharm.com

71305

▼ FOLD AND DETACH HERE ▼
(Continued from other side)

Please mark your votes as indicated in this example	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED BELOW.	THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010 AND FOR THE APPROVAL OF THE 2010 EQUITY INCENTIVE PLAN.

		FOR ALL	WITHHOLD FOR ALL	*EXCEPTIONS			FOR	AGAINST	ABSTAIN

PROPOSAL 1:	To elect two Class III directors to hold office until our 2013 Annual Meeting of Stockholders.	☐	☐	☐	PROPOSAL 2:	To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.	☐	☐	☐
Nominees:	01. Laura Brege and 02. Leslie Iversen

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)					PROPOSAL 3:	To approve the 2010 Equity Incentive Plan.	☐	☐	☐

*Exceptions

	Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date	____________